Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (the “Termination Agreement”) is made as of April 30, 2026, between RAINMAKER WORLDWIDE INC., a Nevada corporation (the “Company”), and LARCHWOOD MANAGEMENT PARTNERS INC. (the “Executive”).

RECITALS

WHEREAS, the Company and the Executive are parties to a Consulting Agreement dated July 3, 2017, as amended, supplemented or otherwise modified from time to time (the “Existing Agreement”);

WHEREAS, pursuant to the Existing Agreement, the Executive has assumed the Chief Executive Office role and provided management and related services to the Company;

WHEREAS, the Company is restructuring its management arrangements and associated costs;

WHEREAS, the parties have agreed that the Existing Agreement will terminate effective April 30, 2026;

WHEREAS, notwithstanding termination of the Existing Agreement, the Company intends to continue its existing business and the parties may enter into a separate interim services agreement effective May 1, 2026; WHEREAS, the parties wish to document the termination of the Existing Agreement while preserving all rights, obligations and amounts that have accrued through the termination date and all provisions that expressly survive termination;

NOW, THEREFORE, the parties agree as follows:

1. Termination of Existing Agreement

The parties mutually agree that the Existing Agreement shall terminate effective at 11:59 p.m. on April 30, 2026 (the “Termination Date”). Except as expressly provided in this Termination Agreement, neither party shall have any obligation to perform services or other future obligations under the Existing Agreement following the Termination Date.

2. Accrued Compensation and Other Amounts

Termination of the Existing Agreement shall not affect the Executive’s right to receive any compensation, fees, reimbursements, expenses paid or advanced personally by the Executive on behalf of the Company, or other amounts properly earned, accrued or payable under the Existing Agreement through the Termination Date, as set forth in Schedule A. For greater certainty, reimbursable expenses incurred or paid by the Executive on or before April 30, 2026 shall remain obligations of the Company whether the related receipt, expense report or other supporting documentation is submitted before or after the Termination Date, provided such expenses were properly incurred on behalf of the Company.

All unpaid amounts identified in Schedule A, including accrued compensation and reimbursable expenses, shall remain obligations of the Company following the Termination Date.

Nothing in this Termination Agreement shall constitute a waiver, compromise, settlement or forgiveness of any amount properly owing to the Executive as of the Termination Date unless expressly identified in writing and agreed by the parties.

3. Interest and Other Payment Rights

Interest shall accrue at the rate of 10% per annum commencing May 1, 2026 on the total unpaid balance set forth in Schedule A, including unpaid compensation, fees, reimbursable expenses and other amounts owing as of the Termination Date, until such amounts are paid in full.

Nothing in this Termination Agreement shall accelerate, extinguish or otherwise modify such payment rights unless expressly stated herein.

4. Surviving Provisions

Any provisions of the Existing Agreement that by their terms expressly survive termination, or that by their nature are intended to survive termination, shall remain in effect in accordance with their terms.

Without limiting the foregoing, surviving provisions may include, as applicable:

a) confidentiality obligations;

b) intellectual property rights and obligations;

c) indemnification rights;

d) record-retention and return-of-property obligations;

e) payment obligations relating to amounts accrued prior to termination;

f) interest or late-payment provisions applicable to unpaid accrued amounts;

g) dispute-resolution provisions; and

h) governing-law provisions.

5. No General Release

Except as expressly stated in this Termination Agreement, neither party releases, waives or discharges the other party from rights, claims or obligations arising under the Existing Agreement prior to or as of the Termination Date.

Any release or settlement of specific accrued rights or obligations must be separately identified and agreed to in writing.

6. Separate Interim Engagement

The parties acknowledge that they may enter into a separate Interim Chief Executive Officer Services Agreement effective May 1, 2026.

Any such interim agreement shall constitute a new and independent engagement.

The interim agreement shall not:

a) renew or extend the Existing Agreement;

b) revive obligations terminated pursuant to this Termination Agreement;

c) constitute payment or satisfaction of amounts owing under the Existing Agreement;

d) constitute a waiver or release of accrued rights under the Existing Agreement; or

e) alter the characterization of services performed, compensation earned or expenses incurred or advanced under the Existing Agreement prior to the Termination Date.

7. No Cessation of Company’s Business

The parties acknowledge that termination of the Existing Agreement reflects a restructuring of the Company’s management arrangements and is not intended to constitute or evidence a cessation, abandonment or winding down of the Company’s existing business.

Following the Termination Date, the Company intends to continue its business and affairs under such interim or successor management arrangements as may be approved by its Board of Directors.

8. Company Property and Records

The Executive shall continue to preserve and protect Company books, records, property and confidential information in accordance with the Existing Agreement and applicable law.

To the extent the Executive continues providing services under a separate interim agreement, Company records and property reasonably necessary to perform those services may remain accessible to the Executive during the interim engagement.

9. Indemnification

Termination of the Existing Agreement shall not impair any indemnification rights relating to acts or services performed by the Executive prior to or during the term of the Existing Agreement to the extent such rights arise under:

a) the Existing Agreement;

b) the Company’s Articles of Incorporation or Bylaws; and

c) applicable law.

10. No Admission

This Termination Agreement reflects a mutually agreed restructuring of the parties’ contractual relationship and shall not constitute an admission by either party of breach, liability or wrongdoing.

11. Authority

Each party represents that the person executing this Termination Agreement on its behalf has authority to enter into this Termination Agreement.

12. Entire Agreement Regarding Termination

This Termination Agreement constitutes the entire agreement between the parties concerning termination of the Existing Agreement. Except as expressly modified by this Termination Agreement, provisions of the Existing Agreement that survive termination remain unaffected.

13. Governing Law

This Termination Agreement shall be governed by the laws of the State of Nevada unless otherwise agreed in writing by the parties.

14. Counterparts and Electronic Signatures

This Termination Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original.

IN WITNESS WHEREOF, the parties have executed this Termination Agreement as of April 30, 2026.

RAINMAKER WORLDWIDE INC.

By: /s/ Michael O’Connor

Name: Michael O’Connor

Title: Sole Director

Date: April 30, 2026

LARCHWOOD MANAGEMENT PARTNERS INC.

By: /s/ Michael O’Connor

Name: Michael O’Connor

Title: President

Date: April 30, 2026

SCHEDULE A

Accrued Compensation and Other Amounts

Compensation, fees, reimbursements, expenses paid or advanced personally by the Executive on behalf of the Company, or other amounts properly earned, accrued or payable under the Existing Agreement through the Termination Date as follows:

		Amount**
Due To	Description	CAD	USD
Larchwood Management Partners Inc.	Unpaid Consulting Services		$85,500.00
Larchwood Management Partners Inc.	Unpaid expenses	$23,362.22
Larchwood Management Partners Inc.	Convertible Promissory Note		$137,301.99
Larchwood Management Partners Inc.	Convertible Promissory Note Accrued Interest		$4,514.04
Michael O’Connor	Unpaid expenses	$2,819.71	$21,605.58
	Total	$26,181.93	$248,921.61

**per Section 3, interest shall accrue at the rate of 10% per annum commencing May 1, 2026 on the total unpaid balance set forth in this Schedule until such amounts are paid in full.